UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 2, 2016

AgroFresh Solutions, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdiction of incorporation)	001-36316 (Commission File Number)	46-4007249 (I.R.S. Employer Identification Number)

One Washington Square 510-530 Walnut Street, Suite 1350 Philadelphia, PA (Address of principal executive offices)	19106 (Zip code)

(267) 317-9139

(Registrant’s telephone number, including area code)

100 S. Independence Mall West
Philadelphia, PA 19106

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐                         Written communications pursuant to Rule 425 under the Securities Act

☐                         Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐                         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐                         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the annual meeting of stockholders of AgroFresh Solutions, Inc. (the “Company”) held on June 2, 2016 (the “Annual Meeting”), the Company’s stockholders (1) elected the nominee for class I director for a three-year term expiring in 2019, (2) ratified the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2016 and (3) authorized the Company’s board of directors to adjourn and postpone the Annual Meeting to a later date or dates, if necessary. The final voting results for each proposal submitted to a vote are set forth below:

PROPOSAL 1:    Election of Class I Director.

Name	Votes For	Votes Withheld	Abstentions	Broker Non-Votes
Marc Lasry	39,950,964	113,447	0	2,135,369

PROPOSAL 2:    Approval of the ratification of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2016.

Votes For	Votes Against	Abstentions
42,067,754	120,165	11,861

PROPOSAL 3:    Approval to authorize the Board of Directors to adjourn and postpone the annual meeting to a later date or dates.

Votes For	Votes Against	Abstentions
40,356,791	1,720,391	89,139

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: June 6, 2016

AGROFRESH SOLUTIONS, INC.

By:	/s/ Thomas Ermi
Name: Thomas Ermi
Title: Vice President and General Counsel